EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of 2020 ChinaCap Acquirco, Inc. on the Amendment No. 2 to Form S-4 of our report dated March 20, 2008, relating to our audit of the financial statements, appearing in this Registration Statement.

We also consent to the reference to us under the heading "Experts" in the prospectus.

/s/ Grobstein, Horwath & Company LLP

Sherman Oaks, California
August 24, 2009